Exhibit 16 -- Letter regarding Change in Certifying Accountant



Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Benchmark Technology Corporation dated February 14, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.



                               MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                               Certified Public Accountants


New York, New York
February 14, 2003








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